Exhibit 4.2

NUMBER

__________ C

BRILLIANT ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that is the owner of	CUSIP G1643W 111

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NO PAR VALUE OF

BRILLIANT ACQUISITION CORPORATION

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of the ordinary shares sold in its initial public offering if it is unable to complete an initial business combination within twelve months from the closing of the Company’s initial public offering (subject to adjustment), as more fully described in the Company’s final prospectus dated ●, 2020.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

__________________________________________	SEAL	__________________________________________
CHIEF EXECUTIVE OFFICER	2020	CHIEF FINANCIAL OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT- _______Custodian _______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common Act	under Uniform Gifts to Minors Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

BRILLIANT ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Preferred Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________________________________________________________

Attorney to transfer the said shares on the books of the within named Company will full power of substitution in the premises.

Dated ______________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

______________________________________________________________________________________________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES ACT OF 1933, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated •, 2020, the holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s required redemption upon failure to consummate a business combination or if the holder seeks to redeem its shares upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.